                                    EXHIBIT 5

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL

                  (LETTERHEAD OF SUGAR, FRIEDBERG & FELSENTHAL)

                               September 17, 1998

CECO Environmental Corp.
505 University Avenue
Suite 1400
Toronto, Ontario
Canada M5G 1X3

         Re:      CECO Environmental Corp. 1998 Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel to CECO Environmental Corp. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, $0.01 par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the New York Business Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                  Very truly yours,

                                                  SUGAR, FRIEDBERG & FELSENTHAL



                                            By    /s/ Leslie J. Weiss
                                            -----------------------------------
                                                  Leslie J. Weiss